PROSPECTUS Dated                            Pricing Supplement No. 32
January 17, 2006                            November 13, 2006



                         U.S. $18,000,000,000                    Rule 424 (b)(3)
                                                         Registration Statement
                       FORD MOTOR CREDIT COMPANY                 No. 333-131062


                      FLOATING RATE DEMAND NOTES


                             ----------


                Interest Rate Per Annum
                - - - - - - - - - - - -

Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------     ---------------   ----------------
11/13/2006      5.78%             5.93%               6.08%